Exhibit 99.2


                             FIRST AMENDMENT TO
                       AGREEMENT OF PURCHASE AND SALE
                       AND JOINT ESCROW INSTRUCTIONS

     THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Amendment") is made as of the 27th day of January, 2000, by and between Inprise Corporation ("Seller") and
ScanlanKemperBard Companies, an Oregon corporation ("Buyer").

                                  RECITALS

     A. Buyer and Seller are parties to an Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of December 30, 1999 ("Original Agreement"), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, certain real and personal property located at 100 Enterprise Way, Scotts Valley, California, and certain related rights, all as more particularly described in the Original Agreement (collectively, the "Property"); and

     B. Buyer and Seller desire to amend the Original Agreement as provided in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. Definitions. Capitalized terms that are used but not defined in this Amendment, shall have the respective definitions given to such terms in the Original Agreement. As used herein, the term "Agreement" shall mean the Original Agreement, as amended by this Amendment and any subsequent amendments.

         2. Extension of Contingency Deadline. The first (1st) sentence of
Section 4.1 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted: "Except as otherwise provided in this Agreement, Buyer shall have until 5 p.m. (Pacific Time) on February 8, 2000 ("Contingency Deadline"), to review all materials provided or made available by Seller to Buyer pursuant to the terms of this Agreement, to review the state of title to the Property, to negotiate the Seller's Lease and to perform such other due diligence with respect to the Property as Buyer determines in its sole discretion to perform."

         3. Certain Leasing Costs. Section 9.6 of the Original Agreement is hereby deleted and, in lieu thereof, the following shall be inserted:

         "9.6 Except as otherwise provided in the remainder of this Section 9.6, Seller shall be responsible for all commissions and tenant improvement costs (and allowances) with respect to leases entered into by Seller prior to the Close of Escrow. Notwithstanding the foregoing, in the event Seller, after the Opening of Escrow and prior to the Close of Escrow hereunder, enters into any lease(s) covering any portion of the Improvements, and such applicable lease(s) and associated work letter(s) and commission agreement(s) are approved by Buyer (whether or not such approval is otherwise required under this Agreement), then Buyer shall be responsible for a portion ("Buyer's Share") of the total leasing commissions and tenant improvement costs (or allowances) in connection with such applicable lease in the proportion that the amount of base monthly rent to be paid under such lease (during the initial term of such lease) accruing after the Close of Escrow bears to the total amount of base monthly rent to be paid under the applicable lease (during the initial term of such lease). To the extent Buyer's Share of any leasing commissions and tenant improvement costs (or allowances) are due and actually paid by Seller prior to the Close of Escrow, Buyer shall reimburse Seller such amount in full at the Close of Escrow. To the extent Buyer's Share of any leasing commissions and tenant improvement costs (or allowances) are not due and payable until after the Close of Escrow, Buyer shall pay such costs directly to the parties to whom such costs are owing as they become due and payable."

         4. No Other Changes. Except as expressly modified or amended by this Amendment, the Original Agreement shall remain in full force and effect and be binding upon the parties in accordance with its terms.

         5. Counterparts. This Amendment may be executed in two or more counterparts each of which shall be an original and all of which together shall constitute one instrument.



     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


SELLER:


INPRISE CORPORATION, a Delaware
corporation


By /s/ Hobart McK. Birmingham
  ----------------------------------
Print Name: Hobart McK. Birmingham
Title: CAO


BUYER:

SCANLANKEMPERBARD COMPANIES, an
Oregon corporation


By /s/ Todd M. Gooding
  ----------------------------------
Print Name: Todd M. Gooding
Title: Vice President